Exhibit 10.52

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT (“Second Amendment”) is made as of April 12, 2004, by and among the Lenders, BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (“Agent”), BANK ONE, NA, a national banking association, as Syndication Agent, COMMERZBANK AKTIENGESELLSCHAFT, New York and Grand Cayman Branches, as Documentation Agent, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Managing Agent; and SHURGARD STORAGE CENTERS, INC., a Washington corporation (“Borrower”).

RECITALS

A. Lenders, Agent, Syndication Agent, Documentation Agent, Managing Agent and Borrower are parties to that certain Third Amended and Restated Loan Agreement dated as of February 26, 2001, as amended by that certain First Amendment to Third Amended and Restated Loan Agreement dated as of November 27, 2001 (as amended, the “Loan Agreement”).

B. Borrower has requested that Shurgard Institutional Fund L.P., a Washington limited liability partnership (“Shurgard Institutional Fund LP”), Shurgard/Fremont Partners I, a Washington general partnership (“Shurgard/Fremont Partners I”), and Shurgard/Fremont Partners II, a Washington general partnership (“Shurgard/Fremont Partners II”) become Guarantors under the Loan Agreement and that the effects of the accounting consolidation of Shurgard Self Storage SCA (formerly Benelux & Co. S.C.A.), a societe en commandite par actions under Belgian law, together with any entity that is consolidated or unconsolidated therewith (“Shurgard Europe”), with Borrower be excluded from the calculation of financial covenants under the Loan Agreement.

C. The parties hereto now wish to amend the Loan Agreement to provide that Shurgard Institutional Fund LP, Shurgard/Fremont Partners I, and Shurgard/Fremont Partners II (together, the “New Guarantors”) are Guarantors under the Loan Agreement and to eliminate the effects of the accounting consolidation of Shurgard Europe with Borrower on the financial covenants under the Loan Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, Lenders, Agent and Borrower agree as follows:

AGREEMENT

1. Capitalized Terms. Capitalized terms not otherwise defined in this Second Amendment shall have the meanings set forth in the Loan Agreement.

2. New Defined Terms. The following defined terms are added to Section 1.1 of the Loan Agreement:

“Joint Venture Subsidiaries” means those Consolidated Subsidiaries listed on Schedule 6.

“GAAP Consolidated Subsidiary” means any Subsidiary whose financial statements are consolidated with Borrower’s financial statements under generally accepted accounting principles.

“New Guaranties” means the Shurgard Institutional Fund LP Guaranty, the Shurgard/Fremont Partners I Guaranty, and the Shurgard/Fremont Partners II Guaranty.

“New Guarantors” means Shurgard Institutional Fund LP, Shurgard/Fremont Partners I, and Shurgard/Fremont Partners II.

“Shurgard Europe” means Shurgard Self Storage SCA (formerly Benelux & Co. S.C.A.), a societe en commandite par actions under Belgian law, together with any entity that is consolidated or unconsolidated therewith.

“Shurgard/Fremont Partners I” means Shurgard/Fremont Partners I, a Washington general partnership.

“Shurgard/Fremont Partners I Guaranty” means the Guaranty Agreement dated as of the date of the Second Amendment to this Agreement executed by Shurgard/Fremont Partners I in favor of Agent and Lenders in substantially the form of Exhibit H hereto.

“Shurgard/Fremont Partners II” means Shurgard/Fremont Partners II, a Washington general partnership.

“Shurgard/Fremont Partners II Guaranty” means the Guaranty Agreement dated as of the date of the Second Amendment to this Agreement executed by Shurgard/Fremont Partners II in favor of Agent and Lenders in substantially the form of Exhibit I hereto.

“Shurgard Institutional Fund LP” means Shurgard Institutional Fund L.P., a Washington limited partnership.

“Shurgard Institutional Fund LP Guaranty” means the Guaranty Agreement dated as of the date of the Second Amendment to this Agreement executed by Shurgard Institutional Fund LP in favor of Agent and Lenders in substantially the form of Exhibit G hereto.

3. Amendments to Defined Terms. In Section 1.1, amendments are made to the defined terms, as follows:

(a) Consolidated Subsidiary. The definition of “Consolidated Subsidiary” is amended and restated to read as follows:

“Consolidated Subsidiary” means each GAAP Consolidated Subsidiary other than Shurgard Europe.

(b) Gross Asset Value. The definition of “Other Real Estate Investments” in the definition of “Gross Asset Value” is amended and restated to read as follows:

As used in this definition, “Other Real Estate Investments” means other real estate investments shown on the Consolidated Financial Statements, with adjustments set forth in the Quarterly Compliance Certificate.

(c) Guaranties. The definition of “Guaranties” is amended and restated to read as follows:

“Guaranties” means the Initial Guaranties, the Shurgard Texas Limited Partnership Guaranty, and the New Guaranties, together with any other similar guaranties executed by Subsidiaries of Borrower.

(d) Guarantors. The definition of “Guarantors” is amended and restated to read as follows:

“Guarantors” means the Initial Guarantors, the New Guarantors, and Shurgard Texas Limited Partnership, together with any other Persons that may from time to time execute Guaranties in favor of Agent and Lenders.

(e) Relevant Subsidiaries. The definition of “Relevant Subsidiaries” is amended and restated to read as follows:

“Relevant Subsidiaries” means all Consolidated Subsidiaries other than (i) the Immaterial Subsidiaries; (ii) SSC Benelux, Inc., a Delaware corporation; (iii) Shurope SA, a Belgian corporation; (iv) SSC Benelux & Co., SCS, a Belgian corporation; (v) the Joint Venture Subsidiaries; (vi) Shurgard Institutional Partners, a Washington general partnership; and (vii) Capitol Hill Partners, a Limited Partnership, a Washington limited partnership.

(f) Secured Debt. The definition of “Secured Debt” is amended and restated to read as follows:

“Secured Debt” means (a) all Indebtedness of Borrower and its Consolidated Subsidiaries that is secured in whole or in part by any Lien on real property; and (b) all Indebtedness of the Unconsolidated Subsidiaries (other than Shurgard Europe) that is secured in whole or in part by any Lien on real property.

(g) Shurgard Institutional Fund LP II. The definition of “Shurgard Institutional Fund LP II” is hereby deleted from Section 1.1 of the Loan Agreement.

4. Amendment to Section 6.6. Section 6.6 of the Loan Agreement is amended and restated as follows:

Section 6.6 Financial Condition. The Consolidated Financial Statements most recently furnished to Agent, fairly present the consolidated financial condition of Borrower and its GAAP Consolidated Subsidiaries at the date of such Consolidated Financial Statements, in conformity with generally accepted accounting principles; provided, however, with respect to the Consolidated Financial Statements dated as of September 30, 2003, which represent the Consolidated Financial Statements most recently furnished to Agent as of the date of the Second Amendment to this Agreement, Borrower instead makes the following representation: Borrower believed, at the time such Consolidated Financial Statements were furnished to Agent, that such Consolidated Financial statements fairly presented, in all material respects, the consolidated financial condition of Borrower and its GAAP Consolidated Subsidiaries as of September 30, 2003, in conformity with generally accepted accounting principles. In all material respects, the Consolidated Financial Statements as of September 30, 2000, copies of which have been furnished to Agent, fairly present the consolidated financial condition of Borrower and its GAAP Consolidated Subsidiaries as of such date. Since September 30, 2000, there has been no material adverse change in the financial condition or operations of Borrower or its GAAP Consolidated Subsidiaries that is not reflected in the September 30, 2000 Consolidated Financial Statements and, since September 30, 2000, there has been no material adverse change in the financial condition or operations of Borrower and its GAAP Consolidated Subsidiaries, taken as a whole.

5. Amendment to Section 7.8(a). Section 7.8(a) of the Loan Agreement is amended and restated as follows:

(a) Annual Audited Financial Statements. As soon as available and in any event by May 15, 2004 for Borrower’s fiscal year 2003 and within 120 days after the end of each of the other fiscal years of Borrower, the Consolidated Financial Statements as of the end of such fiscal year, accompanied by the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with generally accepted accounting principles and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or the GAAP Consolidated Subsidiaries and shall contain no disclaimer of opinion or adverse opinion).

6. Amendment to Section 7.8(b). Section 7.8(b) of the Loan Agreement is amended and restated as follows:

(b) Quarterly Unaudited Financial Statements. As soon as available and in any event by May 30, 2004 for the first fiscal quarter of 2004 and within 45 days after the end of each of the other fiscal quarters of Borrower, the unaudited Consolidated Financial Statements as of the end of such fiscal quarter (including the fiscal year to the end of such quarter) and operating statements for each of the Negative Pledge Properties, accompanied by an Officer’s Certificate of Borrower certifying that such unaudited financial and operating statements have been prepared in conformity with generally accepted accounting principles and, in all material respects, present fairly the consolidated financial position and the results of operations of Borrower and the Subsidiaries and of the Negative Pledge Properties as at the end of and for such quarter and identifying any material adverse changes that have occurred since the fiscal year-end report referred to in Section 7.8(a) in the consolidated financial condition or operations of Borrower and the Subsidiaries as shown on the financial statements as of said date.

7. Amendment to Section 7.8(c). Section 7.8(c) of the Loan Agreement is amended and restated as follows:

(c) Quarterly Compliance Certificates. Within 60 days after the end of Borrower’s fiscal quarter, an Officer’s Certificate in the form set forth in Exhibit J with such subsequent modifications as may be mutually agreed to by Borrower and Agent (the “Quarterly Compliance Certificate”) from Borrower to the effect that as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing and demonstrating through appropriate calculations that Borrower was in compliance with the covenants in Sections 7.11, 7.12, 7.13, 7.14, 7.15, and 8.8 hereof (to extent tested on a quarterly basis) and setting forth the calculation of the Available Amount during the Applicable Measurement Period beginning on the date such Quarterly Compliance Certificate is submitted to Agent. For the avoidance of doubt, all calculations used to determine Borrower’s compliance with the covenants in Sections 7.11, 7.12, 7.13, 7.14, 7.15, and 8.8 hereof shall be based upon the financial information in the Quarterly Compliance Certificate.

8. Authorization and Action. Section 10.1 of the Loan Agreement is amended and restated as follows:

Section 10.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loan, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, Agent shall not: (i) change or modify the Commitment, any Lender’s Pro Rata Share, or Funded Pro Rata Share of the Commitment, the definition of “Available Amount” (or any component used in calculating Available Amount including any defined term contained in the definition of Available Amount with respect to the use of such defined term therein), the definition of “Majority Lenders,” the terms of this Section 10.1, the timing or rates of interest payments, the timing or amount of facility fees, the timing or amounts of principal payments due in respect of the Loan, any forgiveness of all or any portion of Revolving Loans or extension of the maturity date thereof, any provision in this Agreement requiring approval by a certain percentage of Lenders; or (ii) discharge any Guarantor (except in connection with the sale or other disposition of such Guarantor expressly permitted by this Agreement); or (iii) waive any Event of Default under Section 9.1(m) hereof; and provided, further, that the terms of Section 2.3 and this Article 10 shall not be amended without the prior written consent of Agent (acting for its own account). In the absence of instructions from the Majority Lenders, Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all Lenders and holders of the Notes. Each Lender shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder.

9. Amendment to Section 11.6. In Section 11.6(b) and Section 11.6(c) of the Loan Agreement, the references to the amount $10,000,000 are amended and restated to be references to the amount $5,000,000.

10. Addition of New Guarantors. Shurgard Institutional Fund LP, Shurgard/Fremont Partners I, and Shurgard/Fremont Partners II shall each execute a Guaranty Agreement in favor of Agent and Lenders in substantially the form of Exhibits G, H and I hereto, respectively (the “New Guaranties”).

11. Addition of New Exhibits G, H, I and J. Exhibits G, H, I and J attached hereto are hereby added to the Loan Agreement as new Exhibits G, H, I and J, respectively.

12. Amendment to Schedule 4. Schedule 4 attached to the Loan Agreement is hereby deleted and replaced with the Schedule 4 attached hereto.

13. Addition of New Schedule 6. Schedule 6 attached hereto is hereby added to the Loan Agreement as a new Schedule 6.

14. Waiver of Default. Borrower, Lenders, and Agent agree that, notwithstanding anything in the Loan Agreement to the contrary, in the event that Borrower fails to deliver fiscal year 2003 financial information as and when required under Section 1008 of that certain Indenture dated as of April 25, 1997 between Borrower and LaSalle National Bank (the “Indenture”), such failure shall not constitute a Default under the Loan Agreement unless and until Borrower shall have failed to provide such financial information to each of the parties entitled to receive it by May 15, 2004.

15. Fees. Borrower shall pay all fees and other amounts that it is required to pay under the letter dated March 18, 2004 from Bank of America and Bane of America Securities LLC to Borrower.

16. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Second Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

(a) Delivery of Amendment. Borrower, Agent and Majority Lenders shall have executed and delivered counterparts of this Second Amendment to Agent.

(b) Delivery of Guaranties. The New Guaranties shall have each been duly executed and delivered by the respective New Guarantors party thereto.

(c) Corporate Certificates. Agent shall have received all of the following, each reasonably satisfactory to it in form and substance:

(1) The foundational documents of each of the New Guarantors, certified by an authorized officer of Borrower or such New Guarantor, as the case may be;

(2) The Bylaws of Borrower and each of the New Guarantors certified by an authorized officer of Borrower or such New Guarantor, as the case may be;

(3) Certified copies of the resolutions adopted by the board of directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party; and certified copies of the resolutions adopted by the boards of directors or other applicable management bodies of each of the New Guarantors authorizing the execution, delivery and performance of the Loan Documents to which such New Guarantor is a party.

(4) An incumbency certificate describing the office and identifying the specimen signatures of the individuals authorized to sign the Loan Documents on behalf of Borrower or the New Guarantors, as the case may be; and

(5) A Certificate of Good Standing (or its equivalent) dated as of a recent date issued by the Secretary of State of the State of Washington in respect of Borrower and a Certificate of Good Standing (or its equivalent) dated as of a recent date issued by the Secretary of State of the state of incorporation or formation of each New Guarantor in respect of such New Guarantor.

(d) Payment of Fees. Borrower shall have paid all fees and other amounts that it is required to pay under the letter described in Section 15 of this Second Amendment.

(e) Consent of Guarantors. Each Guarantor (other than the New Guarantors) shall have executed the Guarantor Consents attached hereto as Exhibit A.

(f) Legal Opinion. Agent shall have received the legal opinion of the law firm of Perkins Coie, as counsel to Borrower addressed to Agent and Lenders in substantially the form of Exhibit B hereto.

17. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 6 of the Loan Agreement, as modified by the terms of this Second Amendment, is true and correct in each case as if made on and as of the date of this Second Amendment, and Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

18. Effect of Amendment to Article 7. For the avoidance of doubt, Borrower, Lenders and Agent agree that the amendments to Article 7 of the Loan Agreement made in this Second Amendment will be effective only from the date of this Second Amendment. In no event shall Borrower be obligated to revise any Quarterly Compliance Certificates provided to Agent and Lenders prior to the date of this Second Amendment either: (a) to show the effect such amendments would have had on such Quarterly Compliance Certificates provided to Agent and Lenders prior to the date of this Second Amendment; or (b) as a result of any adjustment to Borrower’s historical financial statements.

19. Disclosure Letter. Lenders and Agent hereby acknowledge that they have received a letter from Harrell Beck that was posted to IntraLinks on March 29, 2004, containing certain disclosures relating to the re-audit of Borrower’s fiscal years 2001 and 2002, the audit of Borrower’s fiscal year 2003, and certain related matters discussed therein, which is intended to supplement Borrower’s representations and warranties hereunder.

20. No Further Amendment. Except as expressly modified by this Second Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and, as modified hereby, shall remain in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Lender in connection with the preparation of this Second Amendment, the other amendment documents in connection with this Second Amendment (“Amendment Documents”), and the closing of the transactions contemplated hereby and thereby.

21. Reaffirmation of Loan Documents. Borrower hereby reaffirms all of its obligations under the Loan Documents (as defined in the Loan Agreement as modified by this Second Amendment) and acknowledges and agrees that, as of the date hereof, it has no defenses to the enforcement thereof. Borrower, Agent and Lenders hereby agree to the amendments to the Guaranties (other than the New Guaranties) set forth in the Guarantor Consents attached hereto as Exhibit A.

22. Miscellaneous.

(a) Entire Agreement. This Second Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

(b) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Second Amendment.

(c) Governing Law. This Second Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

(d) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

BORROWER:

SHURGARD STORAGE CENTERS, INC.

By	/s/ Chris Mckay

Its	EVP

Address:	1155 Valley Street Suite 400 Seattle, WA 98109-4426 Attn: Chris McKay
Telephone:	(206) 652-3854
Telefax:	(206) 652-3710

LENDERS:

BANK OF AMERICA, N.A. a national banking association

By	/s/ Gordan H. Gray

Its	Senior Vice President

Address:	Bank of America Tower WA1-501-35-01 800 Fifth Avenue, Floor 35 Seattle, WA 98104 Attn: Gordon H. Gray Strategy Team
Telephone:	(206) 358-3013
Telefax:	(206) 358-3971

BANK ONE, NA a national banking association

By	/s/ Timothy J. Carew

Its	TIMOTHY J. CAREW DIRECTOR, CAPITAL MARKETS
Address:	Bank One NA IL1-0315 1 Bank One Plaza Chicago, IL 60670 Attn: Timothy Carew
Telephone:	(312) 325-3114
Telefax:	(312) 325-3122

COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK AND GRAND CAYMAN BRANCHES
a German banking corporation

By	/s/ R. William Knickerbocker

Its	R. William Knickerbocker
Vice President

By	/s/ David M. Schwartz

Its	David M. Schwartz
Senior Vice President

Address:	Commerzbank AG 2 World Financial Center, Floor 34 New York, NY 10281
Telephone:	(212) 266-7632
Telex:	(212) 266-7565

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Wilfred Jack

Its	WILFRED JACK
VICE PRESIDENT

Address:	1420 Fifth Avenue, Floor 11, WWH276 Seattle, WA 98101 Attn: Wilfred Jack
Telephone:	(206) 344-3643
Telefax:	(206) 344-3654

FLEET NATIONAL BANK
a national banking association

By	/s/ Gordan H. Gray

Its	Senior Vice President

Address:	100 Federal Street Boston, MA 02110 Attn: Illegible
Telephone:	(617) 434-2738
Telefax:	(617) 434-0645

KEYBANK NATIONAL ASSOCIATION a national banking association

By	/s/ Illegible

Its	Vice President

Address:	CO-02-WT-0401 1675 Broadway Denver, CO 80202 Attn: Scott Childs
Telephone:	(206) 684-6085
Telefax:	(206) 684-6035

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Klay Schmeisser

Its	First Vice President

Address:	135 South LaSalle Street Suite 1225 Chicago, Illinois 60603 Attn: Klay Schmeisser
Telephone:	(312) 904-0647
Telefax:	(312) 904-6991

WASHINGTON MUTUAL BANK a Washington banking corporation

By	/s/ Tony Yee

Its	Assistant Vice President

Address:	WMT 1445 1201 Third Avenue Suite 1400 Seattle, WA 98101 Attn: Tony Yee
Telephone:	(206) 377-7709
Telefax:	(206) 377-3812

THE BANK OF NOVA SCOTIA a Canadian banking corporation

By	/s/ Patrick Norris

Its	Director

Address:	888 S.W. 5th Avenue, Suite 750 Portland, OR 97204-2078 Attn: Patrik Norris
Telephone:	(503) 222-3148
Telefax:	(503) 222-5502

SUNTRUST BANK a Georgia banking corporation

By	/s/ Blake K. Thompson

Its	VICE PRESIDENT

Address:	SunTrust Bank 8245 Boone Boulevard, #820 Vienna, VA 22182 Attn: Blake K. Thompson
Telephone:	(703) 902-9044
Telefax:	(703) 902-9245

BANK HAPOALIM B.M. a banking corporation of Israel

By	/s/ Shaun Breidbart

Its	VP

By	/s/ Illegible

Its	FVP

Address:	Bank Hapoalim B.M. 1177 Avenue of the Americas Floor 12 New York, NY 10036 Attn: Shaun Breidbart
Telephone:	(212) 782-2186
Telefax:	(212) 782-2382

AGENT: BANK OF AMERICA, N.A.

By	/s/ Dora A. Brown

Its	Vice President

Address:	Bank of America Tower WA1-501-37-20 800 Fifth Ave., Floor 37 Seattle, WA 98104-3185 Attn: Dora A. Brown Commercial Agency Management
Telephone:	(206) 358-0101
Telefax:	(206) 358-0971